SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 17, 2004

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On September 17, 2004, a Japanese subsidiary of the registrant entered into an amendment to its existing revolving credit agreement with a syndicate of banks let by Sumitomo Mitsui Banking Corporation. The amended credit agreement increased the available borrowings to ¥65 billion (approximately US$590 million). A total of ¥32.1 billion (approximately US$290 million) is currently outstanding under the credit agreement. Borrowings under the credit agreement bear interest at TIBOR plus 90 basis points and may be repaid at any time. The credit agreement matures in August 2006 and is payable in full upon an event of default, which includes monetary and financial covenant defaults. The registrant has fully and unconditionally guaranteed payment of borrowings under the credit agreement.

     On September 20, 2004, the registrant issued a press release relating to the credit agreement, a copy of which has been filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 20, 2004

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: September 21, 2004	By:	/s/ WALTER C. RAKOWICH
		Name:	Walter C. Rakowich
		Title:	Managing Director and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 20, 2004

 3